UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously approved on March 5, 2009 at the Annual Meeting of Stockholders of the Registrant, on March 10, 2009 the Registrant filed a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 245,000,000 to 1,500,000,000.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

As a result of the filing of the Certificate of Amendment, the filing of this Form 8-K and/or certification thereof which is being delivered to certain security holders of the Registrant: (i) all outstanding shares of Series C Preferred Stock of the Registrant have been automatically converted into shares of Common Stock of the Registrant in accordance with the terms of the Series C Preferred Stock, (ii) all Warrants previously exercisable for shares of Series C Preferred Stock of the Registrant are now exercisable for shares of Common Stock of the Registrant in accordance with the terms of those Warrants, (iii) the Registrant’s Warrants previously exercisable for shares of Series B Preferred Stock of the Registrant are now exercisable for shares of Common Stock of the Registrant in accordance with the terms of those Warrants and (iv) Debentures previously convertible into shares of Series B Preferred Stock of the Registrant are now convertible into shares of Common Stock of the Registrant in accordance with the terms of those Debentures.

Item 8.01  Other Events

On March 10, 2009, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by reference in their entirety.

Item 9.01  Financial Statements and Exhibits

Exhibit                  Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation of the Registrant
99.1	Press Release issued by the Registrant on March 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2009	ROOMLINX INC.

By:_/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer
and Chief Financial Officer